UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2018

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 397-1187

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02.	Termination of a Material Definitive Agreement.

On June 7, 2018, the Board of Directors of Health Insurance Innovations, Inc. (the “Company”) terminated the employment agreement of Michael W. Kosloske, the Company’s Founder and Chief of Product Innovation (the “Employment Agreement”). The Employment Agreement was originally entered into on February 13, 2013, and amended on November 9, 2015. The Employment Agreement was terminated without cause. Under the terms of the Employment Agreement, so long as Mr. Kosloske executes a general release in favor of the Company, he will be entitled to severance compensation in an amount equal to two times the sum of his annual base salary and his most recently earned annual bonus (or, if greater, his average annual bonus earned in the three most recently completed calendar years), payable in 24 equal monthly installments. In addition, his unvested stock appreciation rights and restricted stock grants will automatically vest on an accelerated basis as of the termination date.

Mr. Kosloske will continue to serve as a director of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.02 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 7, 2018, the Company was informed by Michael W. Kosloske that entities controlled by Mr. Kosloske sold an aggregate of 1,300,000 shares of the Company’s Class A common stock in a transaction under Rule 144 under the Securities Act of 1933, as amended.

The information in this Item 7.01 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

	By:	/s/ Michael D. Hershberger
	Name:	Michael D. Hershberger
	Title:	Chief Financial Officer
Date: June 8, 2018